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                                                                     EXHIBIT 5.0

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12TH FLOOR
                             734 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                   ----------
TIMOTHY B. MATZ            TELEPHONE:  (202) 347-0300         PATRICIA J. WOHL
STEPHEN M. EGE             FACSIMILE: (202) 347-2127          DAVID MAX SELTZER
RAYMOND A. TIERNAN                WWW.EMTH.COM                ERIC M. MARION
GERARD L. HAWKINS                                             -----------------
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.                                         SENIOR COUNSEL
JEFFREY A. KOEPPEL
PHILIP ROSS BEVAN                                             W. MICHAEL HERRICK
HUGH T. WILKINSON
KEVIN M. HOULIHAN                                             OF COUNSEL
KENNETH B. TABACH
                                                              ALLIN P. BAXTER
                                                              JACK I. ELIAS
*NOT ADMITTED IN D.C.                                         SHERYL JONES ALU

                                  July 18, 2003

Board of Directors
KNBT Bancorp, Inc.
90 Highland Avenue
Bethlehem, Pennsylvania 18017-9099

Ladies and Gentlemen:

     We have acted as special counsel to KNBT Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with (i) the conversion of Keystone Savings Bank, Bethlehem, Pennsylvania (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion") and
(ii) the merger of First Colonial Group, Inc. ("First Colonial") with and into the Company and Nazareth National Bank and Trust Company ("Nazareth") with and into the Bank.

     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Board of Trustees of the Bank, the Plan of Conversion of the Bank ("Plan of Conversion"), the Agreement and Plan of Merger between the Bank and First Colonial ("Merger Agreement") and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of

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Board of Directors
KNBT Bancorp, Inc.
July 18, 2003
Page 2

Conversion and the Merger Agreement, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion and the Merger - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                   By: /s/ HUGH T. WILKINSON
                                       -----------------------------------------
                                       Hugh T. Wilkinson, a Partner